UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

Big Lots, Inc. (“we,” “us” or “our”) issued a press release on December 5, 2013, and conducted a conference call on December 6, 2013, both of which reported our third quarter fiscal 2013 unaudited results, disclosed our intention to exit the Canadian market, and updated guidance for fiscal 2013.

The press release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, segment-level diluted earnings (loss) per share from continuing operations, a non-GAAP financial measure, was included. This non-GAAP financial measure reflects the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments.

In addition, the following non-GAAP financial measures were included: (i) adjusted net sales; (ii) adjusted selling and administrative expenses; (iii) adjusted selling and administrative expense rate; (iv) adjusted gross margin; (v) adjusted gross margin rate; (vi) adjusted operating profit (loss); (vii) adjusted operating profit rate; (viii) adjusted income tax expense (benefit); (ix) adjusted effective income tax rate; (x) adjusted income (loss) from continuing operations; (xi) adjusted net income (loss); (xii) adjusted diluted earnings (loss) per common share from continuing operations; and (xiii) adjusted diluted earnings (loss) per common share. The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2013 Year-to-date	Fiscal 2013 Third Quarter	Fiscal 2012 Year-to-date	Fiscal 2012 Third Quarter
After-tax gain on the sale of real estate of $2.2 million, or $0.04 per diluted share	X	X
After-tax loss for our wholesale operations of $2.8 million, or $0.05 per diluted share	X
After-tax store-related legal settlement activity of $2.8 million, or $0.05 per diluted share	X
After-tax loss for our wholesale operations of $2.6 million, or $0.05 per diluted share		X
After-tax non-cash charge due to change in accounting principle of $3.4 million, or $0.06 per diluted share			X
After-tax income for our wholesale operations of $0.1 million, or $0.00 per diluted share			X
After-tax income for our wholesale operations of $0.2 million, or $0.00 per diluted share				X

As required by Rule 100 of Regulation G and Item 10 of Regulation S-K, the press release, which was posted in the Investor Relations section of our website and referred to during the conference call, contained a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measure and the most directly comparable financial measure calculated and presented in accordance with GAAP.

Our management believes that disclosure of the segment-level non-GAAP financial measures provides useful information to investors because it separately reflects the portion of our consolidated diluted earnings per share that is attributable to the performance of each of our U.S. and Canadian segments. Our management also believes that disclosure of the other non-GAAP financial measures provides useful information to investors because they present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management in evaluating our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our December 5, 2013 press release (Exhibit 99.1) and the transcript of our December 6, 2013 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 2.05    Costs Associated with Exit or Disposal Activities.

On December 3, 2013, our Board of Directors committed to a plan to discontinue all of our Canadian operations, which currently consist of 73 stores under the Liquidation World or LW brands, five stores under the Big Lots brand, two distribution centers and an administrative office. We intend to begin an orderly wind-down of our Canadian operations immediately and expect that principal operations will cease during the first quarter of fiscal 2014.

We acquired a struggling Canadian business in fiscal 2011 with the intention of revitalizing it, and have worked diligently to turn it around. However, we have not gained the necessary traction in the Canadian marketplace that had originally been anticipated. Following a comprehensive evaluation of the strategic alternatives for our Canadian operations and an assessment of the areas of our business that we believe will provide the best opportunities to create value for our shareholders, customers and associates, and based on our belief that continuing to pursue a turnaround would require significant further capital investments and carry with it execution risk, our Board of Directors determined that it would be in the best interests of our shareholders and our company to exit the Canadian market.

For the fourth quarter of fiscal 2013, we anticipate a loss from Canadian operations in the range of $38 to $43 million, or $0.65 to $0.75 per diluted common share. This estimate includes a charge of in the range of $32 to $34 million related to severance ($1 to $2 million), lease liabilities ($6 to $7 million) and asset impairment for fixed assets and goodwill ($24 to $25 million). Costs to exit our inventory, including anticipated markdowns and impairments, are reflected in our estimated loss from Canadian operations, and are included in the range of $38 to $43 million, previously noted.

For the full year of fiscal 2013, we expect a loss from operations in the range of $52 to $57 million, or $0.90 to $0.98 per diluted common share.

We intend to close all Canadian stores by the end of the first quarter of fiscal 2014, and the entirety of the financial results of the Canadian operations will qualify for discontinued operations treatment at that time. For the first quarter of fiscal 2014, we anticipate a loss from discontinued operations in the range of $44 to $47 million, or $0.75 to $0.80 per diluted common share. This estimate includes a charge of in the range of $39 to $42 million related to severance ($5 to $6 million) and lease liabilities ($33 to $37 million).

Of the combined total estimated charges in the fourth quarter of fiscal 2013 and the first quarter of fiscal 2014, we estimate future cash expenditures of $6 to $8 million related to severance benefits and $39 and $44 million related to lease payments.

Our estimates for the charges relating to our Canadian operations exclude any potential income tax effect.

Item 2.06    Material Impairments.

The information set forth in Item 2.05 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are furnished herewith.

	Exhibit No.	Description

	99.1*	Big Lots, Inc. press release dated December 5, 2013.

	99.2*	Big Lots, Inc. conference call transcript dated December 6, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: December 9, 2013	By:	/s/ Timothy A. Johnson
Timothy A Johnson
Senior Vice President and Chief Financial Officer